QuickLinks -- Click here to rapidly navigate through this document

Exhibit 10(i)(A)(3)(iii)

LETTER AGREEMENT RELATING TO
AGREEMENT FOR THE PURCHASE AND SALE OF ASSETS

        This Letter Agreement (this "Agreement") relating to the Agreement for the Purchase and Sale of Assets dated as of February 22, 2003, by and between and by between BCSI, Inc. (f/k/a Broadwing Communications Services Inc.), a Delaware corporation, Broadwing Communications Services of Virginia, Inc., a Virginia corporation, BRWSVCS LLC (f/k/a Broadwing Services LLC), a Delaware limited liability company, IXC Business Services LLC, a Delaware limited liability company, BRWL, LLC (f/k/a Broadwing Logistics LLC), a Delaware limited liability company, IXC Communications Services, Inc., a Delaware corporation, BTI Inc. (f/k/a Broadwing Telecommunications Inc.), a Delaware corporation, IXC Internet Services, Inc., a Delaware corporation, and MSM Associates, Limited Partnership, a Delaware limited partnership (individually, a "Seller" and collectively, "Sellers"), on the one side, and C III Communications, LLC, a Delaware limited liability company, and C III Communications Operations, LLC, a Delaware limited liability company (individually, a "Buyer" and collectively, "Buyers"), on the other side, as amended by Amendment No. 1 to the Agreement for the Purchase and Sale of Assets, dated as of June 6, 2003, by and between the Buyers and the Sellers, collectively, the "Asset Purchase Agreement"), is made by and among each of the parties referred to above for the purposes of clarifying certain provisions contained in the Asset Purchase Agreement.

        WHEREAS, Sellers and Buyers desire to modify certain provisions of the Asset Purchase Agreement to reflect their agreement with respect to certain modifications to the Asset Purchase Agreement as set forth herein;

        NOW, THEREFORE, in consideration of the mutual covenants, agreements and warranties contained herein and in the Asset Purchase Agreement, the parties hereto agree as follows:

        SECTION 1.    Definitions; References.    Each capitalized term used herein which is not defined herein shall have the meaning assigned to such term in the Asset Purchase Agreement. Each reference to "hereof", "hereunder", "herein" and "hereby" and each other similar reference and each reference to "this Agreement" and each other similar reference contained in the Asset Purchase Agreement shall from and after the date hereof refer to the Asset Purchase Agreement as amended hereby.

        SECTION 2.    Modification of Asset Purchase Agreement.    The Asset Purchase Agreement shall be clarified and modified as follows:

          (a) The definition of the term "Purchase Price" in Section 1.1 is hereby clarified and modified by the replacement of the reference to "Section 2.4(d)" with "Section 2.4(j)".

          (b) Section 2.4 (b) is hereby modified by the agreement of Buyers and Sellers that the percentage in clause (i)(A)(2) is seven and twenty-two hundredths percent (7.22%)

          (c) Schedule 2.4(d)(ii) is hereby clarified and modified as set forth in Schedule to 2.4(d)(ii) which is attached hereto as Exhibit A.

          (d) Section 2.4(j) is hereby modified by the addition of the following at the end:

    The term "Purchase Price" means the sum of (i) the Initial Purchase Price (or, once the Closing Working Capital is finally determined pursuant to Section 2.4(g), the Adjusted CWC Purchase Price), and (ii) once and to the extent released under the Escrow Agreement (Second Stage Closing), the Escrow Amount (Second Stage Closing).

          (e) Sections 5.4 and 5.23, and any other applicable provisions of the Asset Purchase Agreement are hereby clarified and modified by the exclusion of Richard Schreib from the definition of "Business Employee", and Buyers shall not be required to make an offer of employment to him.

          (f) In consideration of, and in connection with, the clarification and modification to Section 5.12 below:

            (f) Sellers' Parent has entered into Exchange and Voting Agreements listed on Schedule 3.9(f) (which is attached as Exhibit B hereto) with sufficient numbers of holders of sufficient principal amount of the 9% Notes, and with the holders of a sufficient number of shares of the 12 1/2% Preferred Stock, to effect the exchange offers contemplated thereby. Sellers' Parent has entered into the agreements listed on Schedule 3.9(f) to exchange all of the outstanding Senior Notes, which exchange is scheduled to close on or about June 16, 2003. Neither Seller's Parent nor Sellers intend to terminate or materially amend any of such Agreements or any of the exchange offers contemplated thereby, it being understood that an extension shall not be considered a material amendment.

          (g) Section 5.12 is hereby modified by the deletion of the phrase ", in either case on or prior to the First Stage Closing". Without limiting any other provisions which survive the First Stage Closing, Sellers covenant and agree that the obligations of Sellers set forth in Section 5.12 shall survive the First Stage Closing.

          (h) Section 5.18 is hereby modified by the deletion of the phrase "At or prior to the Closing" and the addition, in lieu thereof, of "within five (5) Business Days after the First Stage Closing,".

          (i) Section 6.1 is hereby clarified and modified to reflect the effective time of the Staged Closings by the addition of the following:

    The First Stage Closing, the Second Stage Closing and the Third Stage Closing shall be effective as of 12:01 A.M. on the day following the First Stage Closing Date, the Second Stage closing Date and the third Stage Closing Date, respectively. Buyers may elect to effect the Third Stage Closing at any time on or subsequent to the Second Stage Closing Date, by written notice to Sellers at least two (2) Business Days before the Second Stage Closing Date contained in such notice.

          (j) Section 2.4(d)(iv) is hereby clarified and modified by the insertion of the phrase "80% of" in the first two sentences between the words "If" and "the" at the beginning of such sentences, and (ii) the insertion of "which 80% is" in the first two sentences of such Section between the number "2003" and the word "as" in such sentences.

          (k) Schedule 2.3 (Excluded Liabilities) is hereby amended by the addition of the items listed on Exhibit C attached hereto.

          (l) The schedules to the Asset Purchase Agreement set forth on Exhibit D hereto are hereby updated as set forth on Exhibit D

        SECTION 3.    Representations and Warranties of the Sellers.    Each Seller, as of the date hereof, hereby makes the representations and warranties in Section 3.2 of the Asset Purchase Agreement as if set forth herein with respect to this Agreement. For purposes of clarity, all references in such section to "this Agreement" shall mean the Asset Purchase Agreement, as modified by this Agreement.

        SECTION 4.    Representations and Warranties of the Buyers.    Each Buyer, as of the date hereof, hereby makes the representations and warranties in Section 4.2 of the Asset Purchase Agreement as if set forth herein with respect to this Agreement. For purposes of clarity, all references in such section to "this Agreement" shall mean the Asset Purchase Agreement, as modified by this Agreement.

        SECTION 5.    Applicable Law.    This Agreement shall be construed in accordance with and governed by the internal laws of the State of New York applicable to agreements made and to be performed entirely within such State without regard to conflicts of laws principles thereof.

        SECTION 6.    Counterparts.    This Agreement may be executed simultaneously in two or more counterparts, each of which will be deemed to be an original copy of this Agreement and all of which together will be deemed, respectively, to constitute one and the same agreement.

        SECTION 7.    Effect of this Agreement.    This Agreement shall be effective to modify, and shall be deemed incorporated by reference into (and to comprise an integral part of) the Asset Purchase Agreement.

        IN WITNESS WHEREOF, each party has caused this Agreement to be duly executed on its behalf by its duly authorized officers as of the date first written above.

BCSI INC.
BY:	/S/ KEVIN W. MOONEY Name: Kevin W. Mooney Title: Chief Executive Officer
BROADWING COMMUNICATIONS SERVICES OF VIRGINIA INC.
By:	/s/ KEVIN W. MOONEY Name: Kevin W. Mooney Title: Chief Executive Officer
BRWSVCS LLC
By:	/s/ KEVIN W. MOONEY Name: Kevin W. Mooney Title: Chief Executive Officer
IXC BUSINESS SERVICES, LLC
By:	/s/ THOMAS L. SCHILLING Name: Thomas L. Schilling Title: Manager
BTI INC.
By:	/s/ KEVIN W. MOONEY Name: Kevin W. Mooney Title: Chief Executive Officer
IXC INTERNET SERVICES, INC.
By:	/s/ KEVIN W. MOONEY Name: Kevin W. Mooney Title: Chief Executive Officer

BRWL, LLC
By:	/s/ KEVIN W. MOONEY Name: Kevin W. Mooney Title: Chief Executive Officer
MSM ASSOCIATES, LIMITED PARTNERSHIP
By:	MUTUAL SIGNAL CORPORATION OF MICHIGAN, ITS GENERAL PARTNER
By:	/s/ KEVIN W. MOONEY Name: Kevin W. Mooney Title: Chief Executive Officer
C III COMMUNICATIONS, LLC
By:	Name: Title:
C III COMMUNICATIONS OPERATIONS, LLC
By:	Name: Title:

EXHIBIT A

Schedule 2.4(d)(ii)

80% of Cranberry Capital Expenditure Budget for the First Two Quarters of 2003

First Quarter 2003:    $8.08 million
Second Quarter 2003:    $7.76 million
 First Two Quarters 2003 Total:    $15.84 million

Provided, however, that the First Two Quarters 2003 Total shall be adjusted by pro-rating the Second Quarter 2003 amount to the day on which the First Stage Closing Date shall occur. For example, since the First Stage Closing Date occurs on June 13, 2003 then the Second Quarter 2003 amount shall equal $6,294,222[[$7,760,000 (x) [73/90]].

QuickLinks

  Exhibit 10(i)(A)(3)(iii)
LETTER AGREEMENT RELATING TO AGREEMENT FOR THE PURCHASE AND SALE OF ASSETS
EXHIBIT A